Exhibit 10.1

CSR plc

EMPLOYEE SHARE PURCHASE PLAN

SECTION 1	Purpose Of The Plan

The Plan was approved by the Board on June 4, 2009 subject to subsequent shareholder adoption, and will be effective as and on the date set forth in Section 16 (the “Effective Date”). The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Shares from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code.

SECTION 2	Definitions

(a)       “Accumulation Period” means the period or periods during an Offering Period during which contributions may be made toward the purchase of Shares under the Plan, as determined by the Committee in its sole discretion.

(b)       “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)       “Committee” means the Remuneration Committee of the Board, as constituted from time to time.

(e)       “Company” means CSR plc, registered number 4187346, a company organized and existing under the laws of England and Wales.

(f)        “Compensation” means (i) the compensation paid in cash to a Participant by a Participating Company, including salaries, wages, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, commissions, incentive compensation, bonuses, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of share options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(g)	“Corporate Reorganization” means:

(i)        The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization in which the Company’s shareholders immediately prior thereto own less than 50% of the voting securities of the Company (or its successor or parent) immediately thereafter; or

(ii)       The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h)       “Eligible Employee” means any employee (including officers and employee directors) of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week unless such individual is a citizen or resident of a foreign jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) and (i) his or her participation in the Plan is prohibited by the laws of such jurisdiction or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(i)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)        “Exchange Rate” as of any date of determination shall mean the rate for conversion of US dollars (or, for any Participant whose Compensation is payable in another currency, the rate of conversion of such currency) into UK pounds sterling for such date (or if such date is not a business day in London, then as of the immediately preceding business day in London) as reported by the Financial Times, or such other independent, public and accurate source comparable to the Financial Times as selected by the Committee in its sole discretion. In all cases, the determination of the Exchange Rate by the Committee shall be conclusive and binding on all persons.

(k)       “Fair Market Value,” with respect to a Share as of any date of determination, shall mean the product of (i) the Exchange Rate as of such date and (ii) the market price in UK pounds sterling of one Share as of such date, determined by the Committee as follows:

(i)        If the Shares were listed on the London Stock Exchange, then the market price shall be equal to the middle market quotation of the Shares, as reported on the Daily Official List for such date of determination; and

(ii)       If the foregoing provision is not applicable, then the market price shall be the fair market value as of the date of determination as determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(l)        “Offering Period” means each period with respect to which the right to purchase Shares may be granted under the Plan, as determined by the Committee in its sole discretion.

(m)      “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(c).

(n)       “Participating Company” means (i) Cambridge Silicon Radio, Inc., (ii) Clarity Technologies Inc. and (iii) SiRF Technology, Inc. and (iv) each other present or future Subsidiary of the Company incorporated in the United States and designated by the Committee as a Participating Company.

(o)       “Plan” means this CSR plc Employee Share Purchase Plan, as it may be amended from time to time.

(p)       “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q)       “Purchase Price” means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 8(b).

(r)        “Share” or “Shares” means the ordinary shares of the Company, with a par value of UK pounds sterling 0.001.

(s)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

SECTION 3	Administration of the Plan
(a)	Committee. The Plan shall be administered by the Committee.

(b)       Committee Responsibilities. The Committee shall set all terms and conditions of each Offering Period under the Plan, including the duration thereof, the duration of Accumulation Periods, the amount of permitted Participant contributions as a percentage of compensation, limitations on the number of Shares that may be purchased by each Participant or all Participants in the aggregate as of any purchase date and all other terms and conditions, consistent with the provisions of the Plan. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 4	Enrollment and Participation

(a)       Offering Periods. While the Plan is in effect, the Committee shall determine the duration and timing and all other terms and conditions of Offering Periods, consistent with the provisions of the Plan. In no event may the duration of any Offering Period be longer than twenty-seven months. Offering Periods may consist of a series of overlapping periods. An Eligible Employee may participate in only one Offering Period at a time. The terms and conditions of each Offering Period shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offering Periods need not be identical.

(b)       Accumulation Periods. While the Plan is in effect, the Committee shall determine the duration of Accumulation Periods in each Offering Period. In no event may the duration of any Accumulation Period be longer than twelve months.

(c)       Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than 21 days prior to the commencement of such Offering Period.

(d)       Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or Section 9(b). A Participant who discontinued employee contributions under Section 5(d) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

(e)       Applicable Offering Period. For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i)        Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of: (A) the end of such Offering Period; (B) the end of his or her participation under subsection (d) above; and (C) re-enrollment in a subsequent Offering Period under subsection (e)(ii) below.

(ii)       In the event that the Fair Market Value of Shares on the first trading day of the Offering Period in which the Participant is enrolled is higher than on the first trading day of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii)      When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re–enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5	Employee Contributions

(a)       Frequency of Payroll Deductions. A Participant may purchase Shares under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to subsection (b) below, shall occur on each payday during participation in the Plan.

(b)       Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Shares, subject to such terms and limitations as the Committee shall impose with respect to the applicable Offering Period. Such portion shall be a whole percentage of the Eligible Employee’s Compensation.

(c)       Reducing Withholding Rate. If a Participant wishes to reduce the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. A Participant may not increase the rate of payroll withholding with respect to an Offering Period in which he or she then participates. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, consistent with the applicable limitations set by the Committee.

(d)       Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing the form prescribed for this purpose by the Committee with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. In addition, payroll deductions may be discontinued automatically pursuant to Section 9(b). A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

(e)       Limit on Number of Elections. The Committee may limit the number of elections that a Participant may make under subsection (c) or (d) above during any Accumulation Period or Offering Period.

SECTION 6	Withdrawal from the Plan

(a)       Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest, in US dollars and no Shares shall be purchased on behalf of such former Participant on the last day of such Accumulation Period (or thereafter unless he or she re-enrolls in the Plan). No partial withdrawals shall be permitted.

(b)       Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7	Change In Employment Status

(a)       Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)       Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on military leave, sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave of absence, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave of absence ends, unless the Participant immediately returns to work.

(c)       Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by the Participant for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if a properly signed version of the form of election has been filed with the Company at the prescribed location before the Participant’s death.

SECTION 8	Plan Accounts and Purchase of Shares

(a)       Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b)       Purchase Price. The Purchase Price for each Share purchased at the close of an Accumulation Period shall be the product of (i) the Exchange Rate as of such date and (ii) the lower of:

(A)      85% of the Fair Market Value of such Shares on the last trading day in such Accumulation Period; or

(B)      85% of the Fair Market Value of such Shares on the first trading day of the applicable Offering Period (as determined under Section 4(e)).

(c)       Number of Shares Purchased. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of Shares calculated in accordance with this subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a) or previously ceased to be an Eligible Employee. The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of Shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, the Committee may specify a maximum number of Shares that may be purchased by each Participant with respect to any Offering Period or Accumulation Period. Furthermore, in no event may a Participant purchase more than the amount of Shares set forth in Section 9(b) and Section 14(a). Any fractional Share, as calculated under this subsection (c), shall be rounded down to the next lower whole Share. For each Accumulation Period, the Committee shall also have the authority to establish additional limits on the number of Shares purchasable by all Participants in the aggregate.

(d)       Available Shares Insufficient. In the event that the aggregate number of Shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), 14(b) or 8(c), then the number of Shares to which each Participant is entitled shall be determined by multiplying the number of Shares available for issuance by a fraction, the numerator of which is the number of Shares that such Participant has elected to purchase and the denominator of which is the number of Shares that all Participants have elected to purchase.

(e)       Issuance of Shares. Certificates representing the Shares purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such Shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property, as specified by the Participant in accordance with the forms and procedures established by the Committee.

(f)        Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional Share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole Shares that could not be purchased by reason of subsection (c) above, Section 9(b), Section 14(a) or Section 14(b) shall be refunded to the Participant in cash, without interest.

(g)       Shareholder Approval. Any other provision of the Plan notwithstanding, the Plan shall not be effective, no Offering Period or Accumulation Period may commence and no Shares shall be purchased under the Plan unless and until the Company’s shareholders have adopted the Plan.

SECTION 9	Limitations On Share Ownership

(a)       Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Shares under the Plan if such Participant, immediately after his or her election to purchase such Shares, would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any parent or Subsidiary of the Company. For purposes of this subsection (a), the following rules shall apply:

(i)        Ownership of shares shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii)       Each Participant shall be deemed to own any share that he or she has a right or option to purchase under this or any other plan administered by the Company or any parent or Subsidiary of the Company; and

(iii)      Each Participant shall be deemed to have the right to purchase up to the maximum number of Shares that may be purchased by a Participant under this Plan under the individual limit specified in Section 8(c) with respect to each Accumulation Period.

(b)       Dollar Limit. Notwithstanding any other provision on the Plan, no Participant shall be entitled at any time to purchase Shares under the Plan at a rate which, together with all other rights granted the Participant under all employee share purchase plans of the Company (and any Subsidiary or parent corporation), exceeds $25,000 in Fair Market Value of Shares purchased under all such plans (determined at the time such rights are granted) for each calendar year in which such rights are outstanding and exercisable at any time, as determined in accordance with Code Section 423 and the regulations promulgated thereunder.

For purposes of this subsection (b), the Fair Market Value of Shares purchasable under the Plan shall be determined in each case as of the beginning of the Offering Period in which such Shares are purchased, and employee share purchase plans not described in Section 423 of the Code shall be disregarded.

If a Participant is precluded by this subsection (b) from purchasing additional Shares under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10	Rights Not Transferable

The rights of any Participant under the Plan, or any Participant’s interest in any Shares or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11	No Rights As An Employee

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of any Participating Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12	No Rights As A Shareholder

A Participant shall have no rights as a shareholder with respect to any Shares that he or she may have a right to purchase under the Plan until such Shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 13	Securities Law Requirements

The offering and issuance of Shares under the Plan and the obligation of the Company to issue Shares at all times shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any participation agreement to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to the Plan unless such Shares have been properly registered for sale pursuant to all applicable securities laws, whether of the United Kingdom, United States or other jurisdictions, unless the Committee has determined otherwise to its satisfaction. The Company shall be under no obligation to register for sale under any securities laws any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable enrollment form, the securities laws of the United Kingdom, United States or other jurisdictions, or the rules, regulations and other requirements of the United Kingdom Listing Authority or other applicable governmental authority, any securities exchange or inter-dealer quotation service upon which such Shares are then listed or quoted and any other applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any rights granted under the Plan that it in its sole discretion deems necessary or advisable in order that such participation right complies with the legal requirements of any governmental entity to whose jurisdiction the right is subject.

SECTION 14	Shares Offered under the Plan; Corporate Reorganizations

(a)       Authorized Shares. Subject to subsections (b) and (c), the maximum aggregate number of Shares available for purchase under the Plan is 700,000 Shares, plus an annual increase to be added on the first day of each fiscal year during the term of the Plan, beginning January 1, 2010, in an amount equal to the lesser of (i) 500,000 Shares, (ii) 1.5% of the number of Shares outstanding on the last day of the immediately preceding fiscal year, or (iii) an amount determined by the Committee. The aggregate number of Shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14(c). The Committee may direct that any Shares to be purchased under the Plan as of any purchase date be delivered from the CSR Employee Benefit Trust.

(b)       10% Limit. Notwithstanding anything herein to the contrary, the maximum number of Shares which may be issued under the Plan on any day shall not, when added to the aggregate number of Shares which have been issued during the previous 10 years under the Plan and under any other employee share scheme adopted by the Company (other than plans acquired in connection with certain corporate mergers and acquisitions), exceed 10% of the ordinary share capital of the Company in issue immediately prior to that day.

(c)       Antidilution Adjustments. In its sole discretion, the Committee may make appropriate and equitable adjustments as the Committee determines to the aggregate number of Shares offered under the Plan, the individual Participant Share limitation described in Section 8(c) and the price of Shares that any Participant has elected to purchase, if the Committee determines such adjustments are necessary or appropriate as a result of any increase or decrease in the number of outstanding Shares resulting from a subdivision or consolidation of Shares or the payment of a share dividend, any other increase or decrease in such Shares effected without receipt or payment of consideration by the Company, the distribution of the Shares of a Subsidiary to the Company’s shareholders, or in connection with the occurrence of a Corporate Reorganization or any other merger, consolidation, division, spin-off, split-off or similar corporate event affecting the Company or Shares.

(d)       Corporate Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, all Offering Periods then in progress shall terminate and Shares shall be purchased pursuant to Section 8, unless the Plan is assumed (or expressly continued) by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15	Amendment or Discontinuance

The Committee may suspend or terminate the Plan at any time and without advance notice. Unless earlier terminated by the Committee, the Plan will terminate on June 25, 2019. The Committee may also amend the Plan at any time and without advance notice, except that (i) except as provided in Section 14(a), any increase to the maximum number of Shares to be issued under the Plan shall be subject to approval by the shareholders of the Company at a general meeting; (ii) any amendment to the definition of Participating Company shall be subject to approval by the shareholders of the Company at a general meeting and (iii) any provisions relating to (A) limitations on the number or amount of Shares issuable under the Plan, (B) the maximum entitlement for any one Participant and (C) the basis for determining a Participant’s entitlement to, and the terms of, Shares, and for the adjustment thereof on a subdivision or consolidation of Shares or other variation of capital, cannot be altered to the advantage of Participants (except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants in the Plan or for the Company or for any Subsidiary or affiliate of the Company), in each case without the prior approval of shareholders in a general meeting. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation. For the avoidance of doubt, the Committee may designate any present or future Subsidiary of the Company incorporated in the United States as a Participating Company without approval by a vote of the shareholders of the Company.

SECTION 16	Effective Date

The Board’s approval of the Plan is expressly conditioned or subsequent adoption or the Plan by the shareholders of the Company. Furthermore, the Plan shall only be effective only on the last to occur of (i) the approval of the Plan by the Company’s shareholders and (ii) the consummation of the merger pursuant to that certain Merger Agreement dated February 9, 2009 by and among the Company, Shannon Acquisition Sub, Inc., and SiRF Technology Holdings, Inc.

SECTION 17	Execution

To record the approval of the Plan by the Board (subject to subsequent shareholder adoption) on June 4, 2009, and the adoption of the Plan by the Company’s shareholders at a general meeting of shareholders on June 25, 2009, the Company has caused its authorized officer to execute the same.